Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Tax Strategic Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      829,444 	0.32             3,034,773      15.71


     Class B      842,169 	0.20              3,096,563      15.69


     Class C      137,173   	0.20            613,702         15.66


     Class I      47,022  	0.37             109,537       15.76





     Evergreen Health Care Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      480,379          0.14             5,176,978         17.84

     Class B      660,669          0.14           5,256,436           17.17


     Class C      312,646          0.14             47,666,878        17.16


     Class I      28,112          0.14             11,515,691         18.07





     Evergreen Utility Telecommunications Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      4,267,966         0.21             20,513,279      9.54


     Class B      1,040,268       0.15             6,301,570         9.55


     Class C      212,642          0.15             1,378,123       9.56


     Class I      27,366       0.23              247,729            9.55








     Evergreen Technology Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             1,255,082         5.71


     Class B      0                 0.00             795,874           5.53


     Class C      0                 0.00             398,250           5.52


     Class I      0                 0.00             269,732           5.78